Exhibit 99.1

FingerMotion Completes Acquisition of 9.9% Interest in Lyken AI Computing

Transaction Closes Following TSX Venture Exchange Approval; FingerMotion Formally Enters the Enterprise AI Compute Market

WEST PALM BEACH, FL / ACCESS Newswire / August 17, 2026 / FingerMotion, Inc. (Nasdaq: FNGR) (“FingerMotion” or the “Company”), a mobile data and telecommunications services company, today announced the completion of its previously announced acquisition of a 9.9% interest in Lyken AI Computing Inc., operating as Lyken.AI (“Lyken”), from Alset AI Ventures Inc. (TSXV: GPUS) (“Alset AI”).

The transaction, announced on August 13, 2026, has closed following receipt of TSX Venture Exchange approval. FingerMotion has acquired 99,000 common shares of Lyken, representing 9.9% of Lyken’s issued and outstanding common shares, in consideration for the issuance of 1,674,480 restricted common shares of FingerMotion. No cash consideration was payable at closing. Alset AI retains 90.1% of Lyken.

“The Lyken transaction connects FingerMotion with a pipeline of prospective enterprise clients in what remains the most underserved segment of the data center market,” said Jolie Kahn, CEO of FingerMotion, Inc. “Enterprise customers can fall between traditional retail colocation and hyperscale providers, particularly when they require specialized compute configurations and support. This investment gives FingerMotion a meaningful starting point for addressing that underserved demand as we grow our data center strategy.”

“We’re thrilled to be closing this transaction, which adds a strategically aligned Nasdaq-listed shareholder to our Lyken business,” said Adam Ingrao, Chief Executive Officer of Alset AI. “We look forward to working in partnership with the team at FingerMotion, building on Lyken’s vendor ecosystem, enterprise traction and cloud compute opportunity pipeline.”

The completed transaction marks FingerMotion’s formal entry into the enterprise computing market and is the first step in a broader strategy to build a recurring-revenue enterprise compute franchise alongside the Company’s existing mobile data and telecommunications operations. The Company intends to pursue enterprise compute as a distinct and scalable line of business, with the objective of moving from an initial minority position toward a larger participation in Lyken and in the underlying infrastructure that supports it, subject to commercial performance, capital availability and applicable regulatory requirements.

About FingerMotion, Inc.

FingerMotion is a technology company serving a growing base of users across the mobile payment, recharge, and data-analytics markets in the People’s Republic of China. The Company continues to develop new tools and services for those users, with the long-term objective of expanding that base organically into a large and highly engaged community — scale the Company believes will support relationships with larger, higher-value customers over time. The Company also evaluates emerging technologies for adjacent opportunities.

FingerMotion is extending that strategy into the enterprise AI and cloud compute market through its equity position in Lyken AI Computing Inc. Under the terms of the transaction, the Company may increase that position over time, subject to the conditions set out in the definitive agreements.

About Lyken.AI

Lyken.AI is Alset AI’s cloud compute business, providing access to outsourced cloud compute server capacity and related technical coordination and support services. Lyken is developing an integrated offering spanning compute infrastructure, secure storage, private low-latency networking and enterprise deployment support. For more information, please visit www.lyken.ai.

About Alset AI Ventures Inc.

Alset AI is an AI-focused venture investment platform dedicated to sourcing, funding, and developing companies across the artificial intelligence value chain. The Company seeks to provide investors with diversified exposure to emerging applications and infrastructure that enable advancements in AI technologies.

Investor and Media Contact

FingerMotion, Inc.

Investor Relations

E: ir@fingermotion.com

W: www.fingermotion.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the Company’s strategy for the enterprise computing market; the Company’s intention to expand its participation in Lyken or in related infrastructure over time; the intended scope, components, delivery model and competitive positioning of the Company’s enterprise compute offering; expected access to capacity, vendors, data centers, connectivity and power; anticipated go-to-market activity, customer demand, pipeline conversion and revenue; expectations regarding cost of power and delivered compute economics; and the expected strategic relationship among FingerMotion, Lyken and Alset AI.

Forward-looking statements are typically identified by words such as “will”, “intend”, “anticipate”, “expect”, “believe”, “plan”, “potential”, “project”, “estimate”, “target”, “continue”, “position”, “may”, “might”, “could” and “should”. These statements are predictions based on assumptions, including that the Company will be able to identify, contract and deliver commercially viable enterprise compute offerings; that Lyken will maintain access to vendors, infrastructure, power and customers; and that general economic, capital-market, technology and regulatory conditions will not change materially.

Forward-looking statements are not guarantees of future performance. Actual results could differ materially due to risks and uncertainties including the Company’s limited operating history in enterprise computing; competition from hyperscale and specialized compute providers; GPU, data-center, power and supply-chain constraints; inability to convert pipeline opportunities into binding contracts; customer non-renewal, termination or delayed purchasing decisions; pricing pressure and rapid technological change; the availability and cost of capital required to expand the Company’s participation in Lyken or in related infrastructure; restrictions on the issuance, listing, transfer or resale of securities; fluctuations in FingerMotion’s share price or foreign-exchange rates; third-party consent and confidentiality limitations; and different accounting or tax outcomes than expected. This list is not exhaustive.

Additional information concerning these and other risk factors is contained in FingerMotion’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, available at www.sec.gov. All forward-looking statements are expressly qualified by these cautionary statements and are made as of the date of this press release. FingerMotion undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

SOURCE: FingerMotion, Inc.